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                                                                     EXHIBIT 21

                        WELLPOINT HEALTH NETWORKS INC.
                             LIST OF SUBSIDIARIES


                                                                   STATE OF
CORPORATION                                                        INCORPORATION

BC Life & Health Insurance Company                                 California
Blue Cross of California                                           California
Comprehensive Integrated Marketing Services                        California
Cost Care, Inc.                                                    Massachusetts
National Capital Health Plan, Inc.                                 Virginia
UNICARE National Capital Preferred Provider Organization, Inc.     Maryland
Professional Claim Services, Inc.                                  New York
UNICARE Life & Health Insurance Company                            Delaware
UNICARE National Services, Inc.                                    Delaware
UNICARE of Texas Health Plans, Inc.                                Texas
UNICARE Specialty Services, Inc.                                   Delaware
WellPoint Behavioral Health, Inc.                                  Delaware
WellPoint California Services, Inc.                                Delaware
WellPoint Development Company, Inc.                                Delaware